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EXHIBIT 10.35

                               LEASE AGREEMENT

     THIS LEASE AGREEMENT, made this 11th day of December, 2002, by and between PUPIZION, INC., an Ohio limited liability company with its principal offices located at 11472 Enyart Road, Cincinnati, Ohio 45140 (hereinafter referred to as "Lessor") and DCA OF CINCINNATI, LLC, an Ohio limited liability company having an office at c/o Dialysis Corporation of America, 1344 Ashton Road, Suite 201, Hanover, Maryland 21076 (hereinafter referred to as "Lessee").

                                 1. PREMISES
                                    ---------

     Lessor, in consideration of the rents and covenants hereinafter mentioned, does lease unto Lessee, all that certain space consisting of four thousand eight hundred and twenty-four (4,824) square feet of rentable space (the "Space") in the Lessor's property, located at 7501 Affinity Plaza, Mt. Healthy, Ohio (the "Center"), to be used for an out-patient medical and dialysis center and related services necessary to support the operations as a dialysis center (the "Use").

                                   2. TERM
                                      ----

     This Lease is for the term of ten (10) years, commencing on the Commencement Date defined below (the "Term"). This Lease is subject to termination under Section 10 of the Construction, Sale and Lease Agreement between the parties dated May, 2002, and to which agreement this Lease is Exhibit B ("CSL Agreement").

                             3. COMMENCEMENT DATE
                                -----------------

     The Term and the payment of rent shall commence on the "Commencement Date," which shall be the first business day of the month following the later of (i) the Closing Date as defined in Section 14 of the CSL Agreement; (ii) the Lessee taking possession of the Space; or (ii) the Lessee receiving a certificate of occupancy for the Use of the Space.

                                    4. RENT
                                       ----

     Lessee agrees to pay as rent to Lessor for the Use of the Space during the Term $20.50 per square foot or Ninety-eight Thousand Eight Hundred Ninety-two and 00/100 ($98,892.00) Dollars per year ("Rent") to be paid in monthly installments of Eight Thousand Two Hundred Forty-one and 00/100 ($8,241.00) Dollars, payable monthly in advance on the due date, which is the first day of each calendar month for the first two years of the Lease. Commencing with the first day of the first calendar month immediately following the second anniversary of the Commencement Date, and upon each subsequent anniversary of that date during the Term, the Rent then in effect shall be increased by the percentage of increase, if any, in the Consumer Price Index (the "CPI") based upon the previous 12 month period from the Cincinnati, Ohio Metropolitan Area prepared by the Bureau of Labor Statistics of the U.S. Department of Labor (the "BLS"), or any other measure hereafter employed by the BLS in lieu of the CPI.

     The Lease payment is considered to have been received if payment has been postmarked by the United States Postal Service on or prior to the above referenced due date.

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     In the event the Commencement Date falls on a date later than the first day of the month, the Lessee shall pay a pro-rated Rent for said partial month.

                               5. RENEWAL OPTION
                                  --------------

     This Lease shall be renewable for two consecutive periods of five (5) years each ("Renewal Term") under the terms and conditions of this Lease, which Renewal Terms shall be automatic provided that:

     (i) Lessee is not in default of this Lease;

     (ii) Lessee has not given notice of its intent to terminate the Lease and not enter into any Renewal Term; provided that any such notice to terminate this Lease and not to renew shall be given at least one hundred twenty (120) days prior to the expiration of the current Term; and

     (iii) The Rent for any Renewal Term will commence on the first day of the month immediately following the expiration of the Term or the first Renewal Term, as the case may be, and will be at an additional rental to be negotiated but in no event to exceed 3% in the aggregate of the yearly rent for the immediately preceding Term or the first Renewal Term, as the case may be.

                     6. OPERATING RESPONSIBILITIES OF THE LESSOR
                        ----------------------------------------

     Lessor shall be responsible for the following during the Term and any Renewal Term:

     (i) To keep and maintain in good, clean, safe and sanitary order, condition and repair the roof, exterior walls, structure, foundation, floor slabs, paving and outside walks and other structural components of the Center, and surrounding grounds, and all common areas within the Center;

     (ii) To keep and maintain in good and sanitary order, condition and repair, air conditioning and heating, including but not limited to all necessary plumbing, electrical and ventilation; and the sewerage and drainage; Lessor warrants that the HVAC, electrical, plumbing, sewerage and drainage systems are and shall continue to be safe and in good operating condition, and shall be repaired and maintained at Lessor's sole cost;

     (iii) To keep and maintain in good and sanitary order, condition and repair, the parking areas; Lessor shall designate all the parking spaces for the exclusive use of Lessee and its patrons;

     (iv) To permit Lessee's installation of interior and exterior signs identifying the Lessee and its business, such signs to be reasonable in number, size and design;

     (v) To pay all real estate, sales, use, licenses, and income taxes with respect to the Space and the Lease;

     (vi) To maintain the landscaping around the Center; and

     (vii) To maintain the interior and exterior lighting at and about the Center.

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                       7. OPERATING RESPONSIBILITIES OF LESSEE
                          ------------------------------------

     Lessee shall be responsible for the following during the Term and any Renewal Term:

     (i) To make and pay for all necessary alterations and improvements to the Space, which Lessee has the right to do for Lessee's own purposes, which shall be made at Lessee's expense; Lessee may remove furniture, fixtures, laboratory and other equipment and movable improvements installed within the Space at any time, including machinery and equipment affixed to the Space; Lessee shall promptly repair any damage to the Space as a result of such removal, other than normal wear and tear;

     (ii) Lessee shall not permit any mechanic's liens, or similar liens, to remain upon the Space for labor and material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of Lessee and shall cause any such lien to be released and an instrument evidencing discharge of same to be recorded forthwith without any cost to Lessor. Lessee shall indemnify and save Lessor harmless from all injury, loss, claims, liens or damage to any person or property occasioned by or arising from such work. If Lessor incurs any costs and expenses, including reasonable attorney's fees, from any such liens or work, then Lessee shall pay the Lessor that sum so incurred as additional rent;

     (iii) To pay all utilities, including, but not limited to electricity, water, gas and telephone, necessary for the safe operation of the Center;

     (iv) To provide and pay for the proper containment and disposal of all Lessee's medical refuse;

     (v) To keep and maintain in good and sanitary order, condition and repair the plumbing, electric and gas components within the Space; and

     (vi) To maintain and return the Space in good condition and repair, subject to normal wear and tear, at the end of the Term and each Renewal
Period, as applicable; provided, the Lessor shall have the option (1) to keep any of the improvements and additions made by the Lessee, without any obligation to compensate Lessee; or (2) require Lessee, at Lessee's expense, to remove any such Lessee improvements and additions, and repair any resulting damages to the Space.

                          8. RESPONSIBILITY OF LESSEE
                             ------------------------

     All damages or injuries done to the Space by Lessee and/or Lessee's servants, agents, employees, patients, and individuals for whom Lessee is responsible (collectively "Lessee's Agents") shall be repaired by Lessee at its expense, exclusive of ordinary wear and tear, or except as the result, directly or indirectly, of Lessor's failure to maintain the Center and the Space in accordance with the provisions of this Lease, or except for the negligence of Lessor or its servants, agents, invitees, representatives, employees or contractors (collectively "Lessor's Agents"). Lessee covenants and agrees to make such repairs upon thirty (30) days' written notice given to Lessee by Lessor, and if Lessee shall thereafter neglect to timely make said repairs or commence to timely make the same, Lessor shall have the right to make such repairs at the reasonable expense and cost of Lessee, and the amount thereof may be collected as additional Rent accruing for the month following the date of said repair.

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                                9. FIRE OR CASUALTY
                                   ----------------

     If the Space is totally destroyed (or so substantially damaged as to be untenantable) by storm, fire, earthquake, or other casualty, this Lease may, at the option of the Lessor, be terminated as of the date of such destruction or damage, upon 30 days written notice to Lessee of its intention, and the Rent shall be accounted for as between Lessor and Lessee as of that date. If the Space is damaged but not rendered wholly untenantable by any such casualty, the Rent shall abate in proportion as the Space has been damaged, and the Lessor shall restore the Space as speedily as practicable, whereupon full Rent shall recommence.

                           10. LESSOR'S ACCESS AND INSPECTION
                               ------------------------------

     The Lessor and Lessor's Agents may at reasonable times, with reasonable notice, or in emergency situations, enter all parts of the Space to inspect the same, to enforce or carry out any provision of the Lease, to make repairs and alterations as Lessor is required or should elect to do; and within 120 days of expiration of the Term and any Renewal Term, to show the Space to others. Lessor may grant easements, designate common areas, and create restrictions on or about the Space, provided no such easement, designation or restriction materially interferes with Lessee's Use.

                                11. INDEMNIFICATION
                                    ---------------

     Except for the negligence of Lessor or Lessor's Agents, and to the extent permitted by law, Lessee agrees to indemnify, defend and hold harmless Lessor and Lessor's Agents from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Center and arising from the Use and occupancy of the Space or from any activity, work, or thing done, permitted or suffered by Lessee or Lessee's Agents due to any other act or omission of Lessee or Lessee's Agents in or about the Space. The furnishing of insurance required hereunder shall not be deemed to limit Lessee's obligations under this Section 11.

                                12. EVENTS OF DEFAULT
                                    -----------------

     Each of the following events shall be an event of default ("Event of Default") by Lessee under this Lease:


     (i) Lessee shall fail to pay any installment of Rent or any other payment required herein when due, and such failure shall continue for a period of 10 days after written notice of such default provided to Lessee by Lessor. Notification by means of certified United States Postal Service from Lessor to Lessee at the address included in this shall constitute official notification;

     (ii) Lessee shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence;

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     (iii) Any insurance required to be maintained by Lessee pursuant to this
Lease shall be canceled or terminated or shall expire or shall be materially reduced or changed, except, in each case, as permitted in this Lease;

     (iv) Lessee shall not occupy or shall vacate the Space or shall fail to continuously operate its business at the Space for the Use during the Term or any applicable Renewal Term, whether or not Lessee is in monetary or other default under this Lease; or

     (v) Lessee shall fail to materially comply with any provision of this Lease other than those specifically referred to in this Section 12, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Lessor shall have given Lessee written notice of such default.

                              13. REMEDIES OF LESSOR
                                  ------------------

     Upon each occurrence of an Event of Default, Lessor shall have all remedies allowed by law including the right to terminate this Lease and retake possession of the Space. Upon the termination of this Lease, it shall be lawful for Lessor to re-enter the Space by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Lessee and all persons and property therefrom.

     Upon termination of this Lease, Lessor may recover from Lessee the sum of all Rent and all other amounts accrued hereunder to the date of such termination, and the cost of reletting the whole or any part of the Space.

                             14. REMEDIES OF LESSEE
                                 ------------------

     In the event of a default under the terms, covenants or conditions of this Lease on the part of the Lessor, Lessee shall notify Lessor in writing of said default and Lessor shall have 30 days to cure or commence to cure said default; provided that if the nature of the default is such that it cannot be reasonably cured within said 30 days, Lessor shall not be deemed to be in default if it shall commence performance within said 30 day period and diligently proceeds to so cure the default thereafter. If Lessor shall not cure or commence to cure the said default within the 30 day period, Lessee has the option to either terminate this Lease and vacate the Space immediately without any further liability under the Lease and take whatever other lawful remedies that may be available to it upon such default, or cure the default and at Lessee's option deduct reasonable costs and expenses for such cure from Rent or any other amounts accrued hereunder due, or otherwise be immediately reimbursed by Lessor.

     Should there be a need to make any emergency repairs which were otherwise the responsibility of the Lessor as provided in this Lease, but due to the emergent circumstances, Lessee makes such repairs, the cost thereof shall be a deduction from the Rent accruing for the month following the date of such repair. Where practicable, such emergency repairs shall be approved by Lessor in advance. However, should prior approval not be practicable, Lessee shall be authorized to proceed with said repairs immediately but shall advise Lessor as soon as possible that such repairs have been undertaken and the nature and extent of same.

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                                  15. INSURANCE
                                      ---------

     (i) Lessee, at its cost, shall maintain a policy of Combined Single Limit Bodily Injury and Property Damage Insurance during the Term and any Renewal Term, such insurance to provide protection in the amount of One Million ($1,000,000) Dollars combined single limit, insuring Lessor and Lessee against any liability arising out of and in connection with Lessee's Use or occupancy of the Space.

     (ii) Lessor shall obtain and maintain insurance covering the Center and the Space, primarily a policy of Combined Single Limit Bodily Injury and Property Damage Insurance insuring against any liability arising out of the ownership or maintenance of the Center and all areas appurtenant thereto in an amount not less than combined single limit of One Million ($1,000,000) Dollars. Lessor should also obtain and maintain a policy or policies of insurance covering loss or damage to the Center, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event such is required by a lender having a lien on the Center), and special extended perils ("all risk" as such term is used in the insurance industry).

     (iii) Lessee and Lessor each hereby release and relieve the other (which includes the other party's employees, agents, officers, directors and shareholders) from any liability, whether for negligence or otherwise, in connection with loss covered by any insurance policies which the releasor carries with respect to the Space or any interest or property therein or thereon, but only to the extent that such loss is collected under said insurance policies. Such release is also conditioned upon the inclusion in the policy of a provision whereby any such release does not adversely affect such policy or prejudice any right of the releasor to recover thereunder.

                      16. ASSIGNING OR SUBLETTING BY LESSEE
                          ---------------------------------

     Lessee shall have the privilege of assigning or subletting the Space, provided such assignee or sublessee has an equivalent financial condition as Lessee and does not have an adverse reputation, only upon first obtaining written consent of Lessor, such consent to be reasonable. Consent to one assignment or subletting by Lessor shall not be deemed consent to any subsequent assignment or subletting.

                             17. HAZARDOUS SUBSTANCES
                                 --------------------

     Lessee hereby agrees to indemnify and hold Lessor harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lessor by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from the Space of any Hazardous Substance (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, state or local "Superfund," "Superlien," law, statute, ordinance, code, rule, regulation, order or decree regulating with respect to or imposing liability, including strict liability, substances or standards or conduct concerning any Hazardous Substance), only if and to the extent Lessee created the Hazardous Substances situation.

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     For purposes of this instrument, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) and the list of toxic pollutants designated by Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereunder in effect.

     If Lessee receives any notice of: (i) the happening of any material event involving the spill, release, leak, seepage, discharge or cleanup of any Hazardous Substance on the land on which the Center is located, or in connection with Lessee's operations thereon, or (ii) any complaint, order, citation or any other environmental, health or safety matter affecting Lessee (the "Environmental Complaint") from any person or entity (including without limitation the EPA), then Lessee shall immediately notify Lessor orally and in writing of said notice.

     Lessor shall have the right, but not the obligation, and without limitation of Lessor's rights under this Lease to enter the Space or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with any such Hazardous Substance or Environmental Complaint following receipt of any notice from any person or entity (including without limitation the EPA) asserting the existence of any Hazardous Substance or an Environmental Complaint pertaining to the Space or any part thereof, which, if true, could result in an order, suit or other action against Lessee or Lessor. All reasonable costs and expenses incurred by Lessor in the exercise of any such rights in cleaning up a situation of Hazardous Substances created by the Lessee shall be payable by Lessee upon demand.

     This Section 17 shall survive for one (1) year the full performance and expiration of this Lease, and shall inure to the benefit of any transferee of title to the Center.

                                   18. QUIET ENJOYMENT
                                       ---------------

     Lessor, covenants and agrees that Lessee, upon paying the Rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Space and including the use of parking areas, sidewalk entrances and exits of the Center for the Term and any Renewal Term.

                                  19. AUTHORIZATION
                                      -------------

     Lessor and Lessee each has all the requisite right, power, legal capacity and authority, corporate and otherwise, to enter into this Lease and to assume and perform their respective obligations hereunder. The execution and delivery of this Lease and the performance by Lessor and Lessee of their obligations hereunder have been duly authorized by their respective boards of directors and/or members, as the case may be, and this Lease is a binding and enforceable Lease of Lessor and Lessee according to its terms. The execution, delivery and performance of this Lease by Lessor and Lessee will not result in any violation of and will not conflict with, or result in any breach of any of the terms of or constitute a default under, or constitute an event which with notice or the passage of time or both would constitute a default under, any provision of any law to which Lessor or Lessee is subject, the operating agreement, or the articles of incorporation, and by-laws of the Lessor and/or Lessee, as the case may be, or any mortgage, indenture, agreement, instrument, judgment, decree, or rule or resolution or other restriction to which Lessor or Lessee is bound. The representations as contained herein are only made by Lessor and Lessee as to their own corporate acts, articles of incorporation, by-laws and/or operating agreements, as the case may be, and their respective related agreements and regulations and neither makes any representations as to the others acts, articles of incorporation, by-laws, operating agreements, as the case may be, and related agreements and regulations.

     No action, approval, consent or authorization, including but not limited to any action, approval or consent of any shareholder, note holder, partner, or order of any court or governmental agency, commission, board, bureau or instrumentality, otherwise than as specifically provided in this Lease, is necessary in order to constitute this Lease as a valid, binding and enforceable obligation of the parties hereto in accordance with its terms.

                                  20. AGREEMENT
                                      ---------

     It is expressly understood by the parties that the whole agreement between them relating to the lease of the Space is embodied in this Lease, the CSL Agreement, and the attachments hereto and may only be modified by a written agreement (s) executed by Lessor and Lessee.

                           21. HEIRS, SUCCESSORS, ETC.
                               -----------------------

     This Lease shall be binding upon the parties hereto and their respective heirs, successors and/or assigns.

                                   22. NOTICES
                                       -------

     All Rent payments, notices, requests, demands and other communications under this Lease shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or the next day or second day if effected by such overnight mail, and properly addressed as follows:

To Lessor:              Pupizion, Inc.
                        11472 Enyart Road
                        Cincinnati, Ohio 45140
                        Attn: Dr. Alvaro A. Reyes, President

Copy To:


                        Attn:

To Lessee:              DCA of Cincinnati, LLC
                        c/o Dialysis Corporation of America
                        1344 Ashton Road, Suite 201
                        Hanover, Maryland 21076
                        Attn: Stephen W. Everett, President

Copy To:                Lawrence E. Jaffe, Esq.
                        777 Terrace Avenue
                        Hasbrouck Heights, NJ 07604

     Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

                                23. APPLICABLE LAW
                                    --------------

     This Lease shall be construed under the laws of the State of Ohio. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                               24. WAIVER OF JURY TRIAL
                                   --------------------

     IF EITHER PARTY INSTITUTES LEGAL ACTION PERTAINING TO THIS LEASE, THE VENUE OF THE SUIT SHALL BE _______ COUNTY, OHIO. EACH PARTY FURTHER EXPRESSLY WAIVES ANY RIGHT WHICH THEY OTHERWISE MAY HAVE TO HAVE ANY DISPUTES BETWEEN THEM RESOLVED BY MEANS OF TRIAL BY JURY.

                                  25. COUNTERPARTS
                                      ------------

     This Lease may be executed in several counterparts and each such counterpart shall be deemed an original, and all counterparts shall constitute a single original Lease.


      IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Lease on the date so indicated alongside their respective signatures.

                                       Lessor: PUPIZION, INC.

                                          /S/ Alvaro A. Reyes
Dated:   December 11, 2002             By:-----------------------------------
                                          DR. ALVARO A. REYES, President

                                       Lessee:  DCA OF CINCINNATI, LLC

                                          /s/ Stephen W. Everett
                                       By:-----------------------------------
                                          STEPHEN W. EVERETT, President




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